U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

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                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): February 2, 2001



                       EAGLE WIRELESS INTERNATIONAL, INC.
                       ----------------------------------
               (Exact Name of Registrant as Specified in Charter)


                                      TEXAS
                         (State or Other Jurisdiction of
                         Incorporation or Organization)

           0-20011                                     76-0494995
   (Commission File Number)                (I.R.S. Employer Identification No.)


                   101 COURAGEOUS DRIVE, HOUSTON, TEXAS 77573
                   ------------------------------------------
           (Address of principal executive offices including zip code)


                                 (281) 538-6000
                                 --------------
              (Registrant's telephone number, including area code)

ITEM 2.     ACQUISITION.

Pursuant to an Agreement and Plan of Reorganization dated as of September 15, 2000, by and among Eagle Wireless International, Inc., a Texas corporation ("Eagle"), Eagle Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Eagle ("Merger Sub"), and ClearWorks.net, Inc., a Delaware corporation ("ClearWorks), and the related Articles of Merger executed by Merger Sub and ClearWorks filed with the Delaware Secretary of State on February 2, 2001, Merger Sub merged with and into ClearWorks and ClearWorks became a wholly-owned subsidiary of Eagle (the "Merger"). As a result of the Merger, each outstanding share of ClearWorks common stock was exchanged for .8 shares of Eagle common stock.

An aggregate of approximately 35,186,944 shares of common stock have been issued by Eagle in the Merger, and options and warrants to purchase an aggregate of approximately 3,927,667 additional shares of Eagle common stock have been assumed by Eagle in the Merger. The merger consideration was negotiated between the parties.

ITEM 7.     EXHIBITS.

(a) Financial Statements of Business Acquired. The following documents and information have been previously filed with the Securities and Exchange Commission and have been omitted pursuant to General Instruction B.3 of Form 8-K:

      (1) The financials statements required to be filed pursuant to Item 7(a)(1) of Form 8-K have previously been filed on Eagle's Form S-4 (Registration No. 333-49688).

(b)   Pro Forma Financial Information.

      (1) The financials statements required to be filed pursuant to Item 7(b)(1) of Form 8-K have previously been filed on Eagle's Form S-4 (Registration No. 333-49688).

(c)   Exhibits

      2.1 Agreement and Plan of Reorganization dated as of September 15, 2000 by and among Eagle Wireless International, Inc., a Texas corporation, Eagle Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Eagle, and ClearWorks.net, Inc., a Delaware corporation (Incorporated by reference to the exhibits to Eagle's Registration Statement on Form S-4 file no. 333-49688)

      2.2 Articles of Merger between Eagle Acquisition Corporation and ClearWorks.net, Inc.

                                   SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              EAGLE WIRELESS INTERNATIONAL, INC.




                              By: /s/ RICHARD ROYALL
                                      Richard Royall
                                      Chief Financial Officer




DATE: February 7, 2001